Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Mercury Air Group, Inc. on Form S-8 of our report dated October 11, 2002, appearing in the Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP

Los Angeles, California
October 28, 2002